     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                V.F. CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         PENNSYLVANIA                                  23-1180120
(State or Other Jurisdiction            (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                              628 GREEN VALLEY ROAD
                        GREENSBORO, NORTH CAROLINA 27408
              (Address of Registrant's Principal Executive Offices)

                            BLUE BELL SAVINGS, PROFIT
                           SHARING AND RETIREMENT PLAN
                            (FULL TITLE OF THE PLAN)

                            CANDACE S. CUMMINGS, ESQ.
         VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                                V.F. CORPORATION
                                 P.O. BOX 21488
                        GREENSBORO, NORTH CAROLINA 27420
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (336) 547-6000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED              PROPOSED
                                                           MAXIMUM               MAXIMUM
TITLE OF SHARES TO BE               AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING           AMOUNT OF
REGISTERED                          REGISTERED (1)         PER SHARE (2)         PRICE (2)                    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                        250,000                $41.41                $10,352,500.00               $2,878.00
(NO PAR VALUE; STATED
CAPITAL $1.00 PER SHARE)
-------------------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of: (a) interests to be offered or sold pursuant to the employee benefit plan described herein, and
(b) additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Blue

Bell Savings, Profit Sharing and Retirement Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.


                                Explanatory Note

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, no par value, stated capital $1.00 per share, of V.F. Corporation (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to the Company's Blue Bell Savings, Profit Sharing and Retirement Plan.


      The contents of Registration Statement on Form S-8 as filed on June 24, 1991, Registration No. 33-41241, as amended, are incorporated by reference into this Registration Statement.


Item 8.  Exhibits.

      Exhibit No.    Description
      -----------    -----------
         *5.1        Opinion of Counsel re: ERISA.

         *5.2 Internal Revenue Service determination letter confirming that the Plan is qualified under Section 401 of the Internal Revenue Code.

          23         Consent of PricewaterhouseCoopers LLP.

          24         Power of Attorney.


------------------------

      *  Previously Filed.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Greensboro, North Carolina on the 11th day of February, 1999.

                                          V.F. CORPORATION

                                          By:  /s/Mackey J. McDonald
                                               --------------------------------
                                               Mackey J. McDonald
                                               President and
                                               Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                                   DATE
---------                        -----                                   ----
/s/ Mackey J. McDonald           President and                           February 11, 1999
----------------------           Chief Executive Officer
Mackey J. McDonald

/s/ Robert K. Shearer            Vice President - Finance                February 11, 1999
--------------------------       and Chief Financial Officer
Robert K. Shearer

/s/ Timothy R. Wheeler           Controller                              February 11, 1999
------------------------
Timothy R. Wheeler


                                    DIRECTORS

Robert D. Buzzell*              George Fellows*              William E. Pike*
Edward E. Crutchfield*          Robert J. Hurst*             M. Rust Sharp*
Ursula F. Fairbairn*            Mackey J. McDonald*
Barbara S. Feigin*



Date:  February 11, 1999                 * By: /s/ Mackey J. McDonald
                                               --------------------------------
                                                Mackey J. McDonald,
                                                Attorney-In-Fact

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greensboro, North Carolina, on the 9th day of February, 1999.

                                          BLUE BELL SAVINGS, PROFIT
                                          SHARING AND RETIREMENT PLAN

                                          By:  BLUE BELL PROFIT SHARING
                                                  COMMITTEE, Plan Administrator

                                                 By: /s/ Louis J. Fecile
                                                     --------------------------
                                                     Louis J. Fecile
                                                     Committee Member

                                  EXHIBIT INDEX

23    Consent of PricewaterhouseCoopers LLP

24    Power of Attorney